EXHIBIT 4.1

        STRUCTURED EQUITY LINE FLEXIBLE FINANCING(SM) AGREEMENT dated as of December 23, 1997 (the "Agreement"), between Cripple Creek Securities, L.L.C. (the "Investor"), a limited liability company organized and existing under the laws of the State of Delaware, and Immunomedics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

        W I T N E S S E T H :

        WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided herein, shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for a maximum aggregate Purchase Price of $30,000,000 (the "Maximum Offering Amount"); and

        WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) promulgated by the Securities and Exchange Commission ("SEC") under the United States Securities Act of 1933, as amended (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

        NOW, THEREFORE, the parties hereto agree as follows:


        I.

        CERTAIN DEFINITIONS


        1.1 Defined Terms. As used in this Agreement (including the recitals above), the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Additional Investment Amount" shall have the meaning set forth in Section 2.1(b)(ii) hereof.

        "Additional Purchase Date" shall mean, with respect to any Investment Period for which the Company has delivered an Additional Purchase Notice to the Investor, any Trading Day during such Investment Period on which the Investor notifies the Company by delivery of an Investor Notice of the Investor's election to purchase all or a portion of the Additional Investment Amount in respect of such Investment Period.

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        "Additional Purchase Notice" shall have the meaning set forth in Section 2.1(b)(ii) hereof.

        "Additional Warrant" shall have the meaning set forth in
Section 2.7(b) hereof.

        "Additional Warrant Registration Statement" shall have the meaning set forth in Section 3.2(a) hereof.

        "Additional Warrant Share Amount" shall have the meaning set forth in Section 2.7(b) hereof.

        "Adverse Event" shall mean, as of the specified date, any of the following events or circumstances which exist and either have not been cured by such date in accordance with this Agreement or waived by the Investor in writing: (i) one or more events described in Section 2.6 occurs; (ii) a dispute arises between the Investor and the Company pursuant to Section 3.3; and (iii) a condition set forth in Article III is required to be satisfied and is not satisfied.

        "Affiliate" shall have the meaning ascribed to it in the Securities Act.

        "Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of September 30, 1997.

        "Balance Sheet Date" shall mean September 30, 1997.

        "Bankruptcy Code" shall mean title 11 of the United States Code, as amended.

        "Benefit Plan"  shall have the meaning set forth in Section
5.12 hereof.

        "Blue Sky Laws" shall mean the United States state securities and takeover laws.

        "Cancellation Notice" shall mean a notice delivered by the Company in its sole and absolute discretion to the Investor with respect to an Investment Period notifying the Investor that the Company shall not sell and the Investor shall not purchase Common Stock represented by the Minimum Investment Amount and the Additional Investment Amount for such Investment Period.

        "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or any and all equivalent ownership interests in a Person (other than a corporation).

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        "Closing" shall mean the consummation of each purchase and sale of Common Stock pursuant to Section 2.1 hereof.

        "Closing Date" shall mean, with respect to each purchase and sale of Common Stock, subject to the conditions contained herein, the second Trading Day following the date of receipt of the Investor's notice to the Company of its election to purchase
Common Stock from the Company (as extended pursuant to this Agreement).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commitment Period" shall mean the period commencing on the date that the first Investment Period begins and expiring on the earliest to occur of (a) the election by the Company or the Investor to terminate the Investor's obligation to purchase Common Stock pursuant to Section 10.4 herein, (b) the date on which the Investor shall have made one or more purchases of Common Stock pursuant to this Agreement in an aggregate Purchase Price of $30,000,000 or such lesser maximum purchase amount as determined pursuant to Section 2.2(a), (c) the date this Agreement is terminated pursuant to Section 2.6, and (d) the date occurring thirty-six (36) months (subject to extension as provided by Section 2.2(b)) from the date of commencement of such period; provided, however, that the Company and the Investor may agree in writing to extend the Commitment Period to such other date as they may agree.

        "Common Stock" shall have the meaning set forth in the recitals above.

        "Company Assets" shall have the meaning set forth in Section
5.16 hereof.

        "Condition Satisfaction Date" shall have the meaning set forth in Section 3.2 hereof.

        "Effective Date" shall mean December 23, 1997, or such later date as the Company shall have (i) delivered fully executed versions of the Warrant, the opinion(s) of counsel and the Registration Rights Agreement, and any other documents required to be delivered pursuant to the terms of this Agreement, and
(ii) agreed by such date to the final form of Exhibits to this Agreement.

        "8% Limit" shall have the meaning specified in Section 2.2(a) hereof.

        "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or the environment (including, without limitation, ambient air, surface

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water, ground water, land surface or subsurface strata),
including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        "Equity Offering" shall mean the issuance or sale by the Company, (a) in a registered public offering or (b) in a transaction exempt from or not subject to the registration requirements of the Securities Act, of any shares of Common Stock or securities which are convertible into or exchangeable for the Company's Common Stock or any warrants, options or other rights to subscribe for or purchase its Common Stock or any such convertible or exchangeable securities (other than securities issued or issuable to any present or future employee, officer, director or consultant of the Company pursuant to any stock or option or similar equity-based compensation plans or otherwise (collectively, the "Compensation Plans")), upon the conversion or exchange of convertible or exchangeable securities or upon the exercise of warrants (excluding the Warrant and the Additional Warrants), or other rights, or upon the issuance of any shares of Common Stock issued upon exercise of options, conversion or exchange of convertible or exchangeable securities, warrants or other rights outstanding on the date of execution and delivery of this Agreement (other than the Additional Warrants) and listed in the SEC Documents on file with the SEC (other than the Warrant and the Additional Warrants) and other than (i) shares of Common Stock which may be issued upon exercise of options granted under the Compensation Plans, (ii) shares of Common Stock which may be issued upon exercise of the Warrant and the Additional Warrants, and (iii) shares of Common Stock or securities which are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities issued in strategic corporate partnering transactions that do not result in any acquisition or other change in control of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

        "Floor Price"  shall have the meaning set forth in Section
2.2(b) hereof.

        "Floor Price Notice" shall mean, with respect to any Investment Period, a written notice delivered by the Company to the Investor on, or as of, the tenth (10th) day preceding the commencement of an Investment Period which sets forth the minimum dollar amount per share that the Stock Price shall be for such Investment Period, provided that in the event a Floor Price Notice

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is not received with respect to a certain Investment Period, the
Floor Price set for the preceding Investment Period will continue to be the Floor Price.

        "Food and Drug Act" shall mean the Federal Food, Drug and
Cosmetic Act, 21 U.S.C. Sections 301 et seq. and the rules and regulations promulgated thereunder.

        "4.9% Limit" shall have the meaning specified in Section
2.1(c) hereof.

        "Governmental Entity" shall mean any federal, state, local or foreign legislative body, court, government, department or instrumentality, or governmental, administrative or regulatory authority or agency.

        "Investment Amount" shall mean the amount invested by the Investor with respect to any Mandatory Purchase Date, Additional Purchase Date or Optional Purchase Date, as the case may be, as notified by the Investor to the Company in accordance with Section 2.5, which Investment Amount shall be at least $50,000 and shall be in multiples of $50,000 in excess thereof.

        "Investment Period" shall mean each successive three-month period (subject to extension as provided by Section 2.2(b)) commencing on (a) in the case of the first Investment Period, the first Trading Day of the succeeding calendar month following the month within which the Registration Statement is declared effective, provided that, in the event the Registration Statement is declared effective within the last ten (10) days of a particular month, the first Investment Period shall commence on the first Trading Day of the second month thereafter, and (b) in the case of subsequent Investment Periods, commencing on the first Trading Day subsequent to the expiration of the immediately preceding Investment Period.

        "Investor Notice" shall have the meaning set forth in Section 2.5(d)(ii) hereof.

        "Knowledge of the Company" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Company or its Significant Subsidiaries.

        "Knowledge of the Investor" shall mean the actual knowledge, without independent inquiry, of any of the executive officers of the Investor or its Affiliates.

        "Liens" shall have the meaning set forth in Section 5.16 hereof.

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        "Mandatory Purchase Date" shall mean, with respect to any
Investment Period for which the Company has delivered a Mandatory Purchase Notice to the Investor, any Trading Day during such Investment Period on which the Investor notifies the Company by delivery of an Investor Notice of its election to purchase all or a portion of the Minimum Investment Amount in respect of such Investment Period.

        "Mandatory Purchase Notice" shall have the meaning set forth in Section 2.1(b)(i) hereof.

        "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company which is material and adverse to the Company or to the Company and any other entities controlled by the Company, taken as a whole, and/or any condition or situation which could in the Company's reasonable judgment prohibit, impair or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrant or the Additional Warrants.

        "Materials of Environmental Concern" shall mean hazardous substances as defined under the Comprehensive Environmental
Response, Compensation and Liability Act, 42 U.S.C. section # 9601 et seq. and hazardous wastes as defined under the Resource Conservation and Recovery Act, 42 U.S.C. section # 6901, et seq. and petroleum and petroleum products and such other chemicals, materials or substances as are listed as "hazardous wastes", "hazardous materials", "toxic substances", or words of similar import under any similar federal, state, local or foreign laws.

        "Maximum Offering Amount" shall have the meaning set forth in the introductory paragraphs hereof.

        "Minimum Investment Amount" shall have the meaning set forth in Section 2.1(b)(i) hereof.

        "NASD" shall mean the National Association of Securities
Dealers, Inc.

        "Optional Purchase Date" shall mean any Trading Day during the Commitment Period that the Investor in its sole discretion elects by delivery of an Optional Purchase Notice to purchase
Common Stock from the Company.

        "Optional Purchase Notice" shall have the meaning set forth in Section 2.5(c) hereof.

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        "Person" shall mean an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or subdivision thereof.

        "Principal Market" shall mean the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market Large
Caps, whichever is at the time the principal trading exchange or market for the Common Stock.

        "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement, including post-effective amendments, and all material incorporated by reference in such Prospectus.

        "Purchase" shall have the meaning set forth in Section 2.7(b) hereof.

        "Purchase Price" shall have the meaning set forth in Section
2.3 hereof.

        "Registration Rights Agreement" shall have the meaning set forth in Section 2.7(c) hereof.

        "Registration Statement" shall have the meaning set forth in
Section 3.2(a) hereof.

        "SEC Documents" shall have the meaning set forth in Section
5.9 hereof.

        "Securities Act" shall have the meaning set forth in the recitals above.

        "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

        "Significant Subsidiaries" shall have the meaning specified in Regulation S-X promulgated under the Securities Exchange Act.

        "Stock Price" shall have the meaning set forth in Section 2.3 hereof.

        "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which 50% or more of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or

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other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

        "Tax Return" shall mean any report, return, information statement or other information required to be supplied to any federal, state, local or foreign taxing authority, or any election permitted to be made, in connection with Taxes.

        "Taxes" shall mean all taxes, charges, fees, levies, duties or other assessments, including without limitation all net income, gross income, gross receipts, franchise, value added, sales, use, property, ad valorem, transfer, withholding, profits, license, employee, payroll, social security, unemployment, excise, estimated, severance and any other taxes, duties, withholdings, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto, imposed by any federal, state, local or foreign taxing authority.

        "Trading Day" shall mean any day during which the New York Stock Exchange shall be open for business and on which trading of the Common Stock on the Principal Market shall not have been suspended or limited.

        "Value of Open Market Trading" shall mean, with respect to any Trading Day, the product of the reported trading volume of the Common Stock on the Principal Market, multiplied by the weighted average trading price (by trading volume) of the Common Stock on such day (each as determined in accordance with Section 12.4 hereof); provided, however, that in the event that the Company consummates a registered public offering of Common Stock (whether primary or secondary), the Trading Day on which such transaction is consummated shall be excluded from any calculation under this Agreement based upon the Value of Open Market Trading, and provided further, that any block trades of 20,000 shares or more of Common Stock shall not be included in the calculation when determining reported trading volume and weighted average trading price.

        "Warrant" shall have the meaning set forth in Section 2.7(a) hereof.

        "Warrant Exercise Price" shall have the meaning set forth in
Section 2.7(a) hereof.

        "Warrant Registration Statement" shall have the meaning set forth in Section 3.2(a) hereof.

        "Warrant Shares" shall have the meaning set forth in Section 2.1(c) hereof.

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        II.

        PURCHASE AND SALE OF COMMON STOCK

        2.1     Investments.

                (a) Subject to the terms and conditions set forth herein (i) during any Investment Period, the Company may in its sole and absolute discretion from time to time elect to issue and sell to the Investor, and the Investor shall be obligated to purchase from the Company, on any or all of such Mandatory
Purchase Dates or Additional Purchase Dates as the Investor shall elect, shares of Common Stock at the Purchase Price determined pursuant to Section 2.3 for an aggregate purchase price of up to $2,500,000 (as determined in accordance with Section 2.1(b) and (c)), and (ii) during any Investment Period, the Investor may in its sole and absolute discretion from time to time direct the Company to issue to the Investor, and the Company shall be obligated to issue and sell to the Investor, shares of Common
Stock at the Purchase Price determined pursuant to Section 2.3 for an aggregate Purchase Price of up to $1,000,000, such that the total aggregate amount of Purchases that may be effected pursuant to Mandatory Purchase Notices, Additional Purchase Notices and Optional Purchase Notices in any Investment Period shall be $3,500,000.

                (b) (i) Subject to the terms and conditions of this Agreement, on, or as of, the tenth (10th) day preceding the commencement of an Investment Period, the Company may deliver a written notice to the Investor (each such notice hereinafter referred to as a "Mandatory Purchase Notice") which shall require the Investor to purchase shares of Common Stock from the Company during such Investment Period for an aggregate Purchase Price of $1,000,000, subject to the limitations imposed by Section 2.2(a) and (b) (the "Minimum Investment Amount"), provided that, on the date of delivery of the Mandatory Purchase Notice and on the Trading Day immediately preceding the commencement of such Investment Period there is no Adverse Event. A Mandatory Purchase Notice shall be irrevocable. Subject to the terms and conditions of this Agreement, upon delivery of such Mandatory Purchase
Notice, the Investor shall be obligated to purchase on Closing Dates in respect of each such Mandatory Purchase Date or Mandatory Purchase Dates as the Investor elects during the Investment Period to which such Mandatory Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Minimum Investment Amount. On each such Mandatory Purchase Date, the Investor shall deliver to the Company an Investor Notice which shall set forth the Investment Amount.

                        (ii)  Subject to the terms and conditions of
this Agreement, on, or as of, any day on which the Company

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delivers to the Investor a Mandatory Purchase Notice pursuant to
Section 2.1(b)(i), the Company may deliver a written notice to the Investor (each such notice hereinafter referred to as an "Additional Purchase Notice") requiring the Investor to purchase shares of Common Stock from the Company (in addition to the Minimum Investment Amount) during such Investment Period for an aggregate Purchase Price of up to $1,500,000 (which shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the limitations imposed by Section 2.2(a) and (b) (the "Additional Investment Amount"), provided that, on the date of delivery of the Additional Purchase Notice and the Trading Day immediately preceding the commencement of such Investment Period there is no Adverse Event. An Additional Purchase Notice shall be irrevocable. The Company may not deliver an Additional Purchase Notice with respect to any Investment Period unless it has also delivered a Mandatory Purchase Notice with respect to such Investment Period. Subject to the terms and conditions of this Agreement, upon receipt of such Additional Purchase Notice, the Investor shall be obligated to purchase on Closing Dates in respect of each such Additional Purchase Date or Additional Purchase Dates as the Investor elects during the Investment Period to which such Additional Purchase Notice relates, shares of Common Stock for an aggregate Purchase Price equal to the Additional Investment Amount. On each such Additional Purchase Date or Additional Purchase Dates, the Investor shall deliver to the Company an Investor Notice which shall set forth the Investment Amount.

                        (iii) Subject to the terms and conditions of this Agreement, the Investor shall have the right, but not the obligation, at any time and from time to time during any Investment Period to purchase Common Stock from the Company for an aggregate Purchase Price of up to $1,500,000, (which shall be at least $50,000 and multiples of $50,000 in excess thereof), subject to the limitations imposed by Section 2.2(b), by delivering an Optional Purchase Notice or Optional Purchase Notices to the
Company, provided that, on the Trading Day immediately preceding the date of delivery of an Optional Purchase Notice there is no Adverse Event. An Optional Purchase Notice shall be irrevocable.
 Each Optional Purchase Notice shall set forth the Investment
Amount with respect to the Optional Purchase Date to which it relates. The Investor may not deliver an Optional Purchase Notice or Optional Purchase Notices with respect to any Investment Period if it has received from the Company a Cancellation Notice concerning any obligation of the Investor with respect to the Minimum Investment Amount and the Additional Investment Amount for such Investment Period.

                        (iv) Any Purchase made pursuant to an Optional Purchase Notice shall, at the Investor's option and in its sole and absolute discretion, be credited towards the Investor's
Minimum Investment Amount for which a Mandatory Purchase Notice

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has been given.  The Investor will notify the Company of its intent to credit all or a portion of a Purchase made pursuant to an Optional Purchase Notice at any time prior to the end of an Investment Period with respect to which the Investor elects to apply such credit. Each Optional Purchase Notice shall set forth the Investment Amount with respect to the Optional Purchase Date to which it relates.

                (c) Notwithstanding anything herein to the contrary, the Investor shall not be required or entitled to purchase shares of Common Stock on any Closing Date to the extent such Purchase, when aggregated with all other shares of Common Stock then owned by the Investor, and with the shares of Common Stock beneficially or deemed beneficially owned by the Investor pursuant hereto, the Warrant and the Additional Warrants (if then issued and outstanding) ("Warrant Shares") theretofore issued to the Investor pursuant to Section 2.7, would result in the Investor or any affiliate of the Investor beneficially owning more than 4.9% of all the issued and outstanding Common Stock on such Closing Date, as determined in accordance herewith and Section 13(d) of the Exchange Act (the "4.9% Limit").

                (d) On each Closing Date, the Company shall sell to the Investor the number of shares of Common Stock determined by dividing the Investment Amount by the Purchase Price (rounded to the nearest whole number of shares); provided, however, that the Investor shall not be required to purchase from the Company shares of Common Stock pursuant to the terms of this Agreement for an aggregate Purchase Price in excess of the Maximum Offering Amount.

                (e) On or before the thirtieth (30th) day preceding the commencement of an Investment Period, the Company agrees to deliver to the Investor written notice (which notice shall not be considered legally binding for the purposes of this Agreement) indicating the Company's intentions with respect to the Mandatory Purchase Notice and Additional Purchase Notice, if any, for the next succeeding Investment Period, provided that, in no event shall such notice be considered by the parties hereto a substitute for a Mandatory Purchase Notice or Additional Purchase Notice as required by this Agreement.

        2.2     Limitation on Investment Amount.

                (a) Notwithstanding the obligation of the Investor to purchase shares of Common Stock pursuant to Section 2.1(b)(i) and (ii), the aggregate amount of Purchases made by the Investor during an Investment Period pursuant to a Mandatory Purchase
Notice or an Additional Purchase Notice or any combination thereof

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shall not exceed the lesser of (i) the amount set forth in the
Mandatory Purchase Notice or Additional Purchase Notice or any combination thereof, which shall not exceed $1,000,000 and $1,500,000, respectively, (ii) an amount equal to the product (rounded up to the next increment of $10,000) of (A) 8% of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day during the Investment Period immediately preceding the Investment Period with respect to which a Mandatory Purchase Notice or an Additional Purchase Notice (or combination thereof) is given times (B) the number of Trading Days in such immediately preceding Investment Period, and (iii) an amount equal to the product (rounded up to the next increment of $10,000) of (A) 8% of the average daily Value of Open Market Trading of the Common Stock on the Principal Market for each Trading Day on which the low trading price is at or above the Floor Price, during the Investment Period with respect to which a Mandatory Purchase Notice or an Additional Purchase Notice (or a combination thereof) was given times (B) the number of Trading Days in such Investment Period (the lower of the amounts referred to in clauses (A) and (B), the "8% Limit"); provided however, that the foregoing limitations shall not apply to Purchases made pursuant to Optional Purchase Notices.

        Upon the Closing of a Purchase and sale of Common Stock in an amount limited by the provisions of this Section 2.2(a), pursuant to a Mandatory Purchase Notice or an Additional Purchase Notice
(or combination thereof in any Investment Period), the obligation of the Investor with respect to the Minimum Investment Amount or Additional Investment Amount, as the case may be, for such Investment Period shall be satisfied.

                (b) Notwithstanding anything to the contrary contained herein, the Investor shall not acquire any shares of Common Stock during any Investment Period pursuant to a Mandatory Purchase Notice, an Additional Purchase Notice or an Optional Purchase Notice if the Stock Price during all three (3) of the Trading Days ending on the Trading Day prior to a Mandatory
Purchase Date, an Additional Purchase Date or an Optional Purchase Date shall be below the floor price (per share) set by the Company from time to time pursuant to a Floor Price Notice relating to a particular Investment Period (the "Floor Price"). Until changed pursuant to a Floor Price Notice, the initial Floor Price shall be $4.00 per share. Such Investment Period and the Commitment Period shall be extended by 1 1/2 Trading Days (rounded up to the next full Trading Day) for each Trading Day within such Investment Period during which the Stock Price is below the Floor Price; provided, however, that if during any Investment Period during which the Investor is obligated to purchase Common Stock pursuant to a Mandatory Purchase Notice or an Additional Purchase Notice, the Stock Price shall be below the Floor Price for more than twenty
(20) Trading Days (which need not be consecutive), (i) the Investment Period and the Commitment Period shall be extended by thirty (30) Trading Days only, provided, however, that the

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Commitment Period shall only be extended as described in the definition of "Commitment Period", (ii) the Investor shall not be required to purchase any shares of Common Stock during the remainder of the Investment Period (as so extended), regardless of its obligation to purchase Common Stock at the commencement of the Investment Period and the number of shares of Common Stock actually purchased during such Investment Period, and (iii) the Investor shall have the option to purchase shares of Common Stock on any Trading Day (such Purchase to constitute an Optional Purchase) within the remainder of the Investment Period provided that, on such Trading Day the Stock Price shall not be below the Floor Price.

        2.3 Determination of Purchase Price. The purchase price per share of the Company's Common Stock (the "Purchase Price") shall be 98% of the low trading price of the Common Stock on the Principal Market during the three (3) Trading Days ending on the Trading Day prior to a Mandatory Purchase Date, an Additional Purchase Date or an Optional Purchase Date, as the case may be, provided, however, that if the low trading price is below the Floor Price on any of such three (3) Trading Days, such Trading
Day shall not be considered in determining the Purchase Price, and the Purchase Price shall be determined solely by reference to the remaining Trading Days in such three (3) Trading Day period (the "Stock Price").

        2.4 Closings. On each Closing Date, (i) the Company shall deliver to the Investor one or more certificates representing the number of shares of Common Stock to be purchased by the Investor pursuant to Section 2.1 registered in the name of the Investor or, at the Investor's option, deposit such certificate(s) into such Investor account or accounts previously designated by the Investor, and (ii) the Investor shall deliver to the Company the Investment Amount (less any amounts withheld pursuant to Section 11.2) by federal funds wire transfer or transfer of New York Clearing House funds to the accounts previously designated by the Company prior to the relevant Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

        2.5     Mechanics of Notification.

                (a)  Delivery of Mandatory Purchase Notice.

                        (i)  On, or as of, the tenth (10th) day
immediately preceding the commencement of an Investment Period, the Chief Executive Officer or the Chief Financial Officer (or

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such other person as designated by either in writing) of the
Company may deliver a Mandatory Purchase Notice to the Investor which shall require the Investor to purchase shares of Common Stock from the Company for an aggregate Purchase Price of $1,000,000, subject to the limitations imposed herein. If the Investor in its sole and absolute discretion so elects, the Company may not deliver a Mandatory Purchase Notice to the Investor if there is an Adverse Event on the date on which a Mandatory Purchase Notice is given. In addition, if the Investor in its sole and absolute discretion so elects, if an Adverse Event occurs after such date but prior to a Purchase by the Investor of the Minimum Investment Amount, such Mandatory Purchase Notice shall be null, void and of no further force or effect.

                        (ii) In the event the Company intends not to obligate the Investor to purchase Common Stock represented by the Minimum Investment Amount during an Investment Period, on, or as of, the tenth (10th) day preceding the commencement of such Investment Period, the Company shall deliver a Cancellation Notice with respect to the corresponding Minimum Investment Amount to the Investor. Such Cancellation Notice shall be irrevocable.

                        (iii)  In the event the Company fails to
deliver a Mandatory Purchase Notice or a Cancellation Notice pursuant to clause (a)(i) or (a)(ii) above on, or as of, the tenth
(10th) day preceding the commencement of an Investment Period, the Company shall be deemed to have delivered a Mandatory Purchase Notice with respect to such Investment Period.

                (b)  Delivery of an Additional Purchase Notice.

                        (i) On, or as of, any day on which the Company delivers to the Investor a Mandatory Purchase Notice, the Chief Executive Officer or the Chief Financial Officer (or such other person as designated by either in writing) of the Company may deliver an Additional Purchase Notice to the Investor stating the Additional Investment Amount, subject to the limitations contained herein, which the Investor shall be required to purchase during such Investment Period (in addition to shares of Common Stock which the Investor is required to purchase pursuant to the delivery by the Company to the Investor of a Mandatory Purchase Notice). An Additional Purchase Notice may not be delivered if a Mandatory Purchase Notice is not delivered with respect to the same Investment Period. The Company may not deliver an Additional Purchase Notice to the Investor if there is an Adverse Event on the date on which an Additional Purchase Notice is given, and in addition, should an Adverse Event occur after such date but prior to a Purchase by the Investor of the Additional Investment Amount, such Additional Purchase Notice shall be null, void and of no further force or effect.

                                ---14---

                        (ii) In the event the Company intends not to require the Investor to purchase Common Stock during an Investment Period pursuant to an Additional Purchase Notice, on the day on which the Company delivers to the Investor a Mandatory Purchase Notice or a Cancellation Notice with respect to the corresponding Minimum Investment Amount, as the case may be, the Company shall deliver to the Investor a Cancellation Notice with respect to the corresponding Additional Investment Amount. Such Cancellation
Notice shall be irrevocable.

                        (iii)  In the event the Company fails to
deliver a Cancellation Notice regarding an Investment Period with respect to the corresponding Additional Investment Amount, pursuant to clause (b)(ii) above, on the day on which the Company delivers to the Investor a Mandatory Purchase Notice or a Cancellation Notice with respect to the corresponding Minimum Investment Amount, as the case may be, the Company shall be deemed to have delivered a Cancellation Notice with respect to such Additional Investment Amount for such Investment Period.

                (c) Delivery of Optional Purchase Notice. At any time and from time to time during the Commitment Period, the Investor may deliver a written notice to the Company (each such notice hereinafter referred to as an "Optional Purchase Notice") setting forth the Investment Amount, subject to the limitations set forth in Sections 2.1 and 3.2(l) herein, which the Investor intends to purchase from the Company. The Investor may not deliver an Optional Purchase Notice to the Company if there is an Adverse Event on the date on which an Optional Purchase Notice is given, and in addition, should an Adverse Event occur after such date but prior to the closing of the transaction on the Closing Date associated with such Optional Purchase Notice, such Optional Purchase Notice shall be null, void and of no further force or effect.

                (d) Date of Delivery of a Mandatory Purchase Notice, an Additional Purchase Notice or an Optional Purchase Notice.

                        (i) A Mandatory Purchase Notice, an Additional Purchase Notice and a Cancellation Notice (each, a "Company
Notice") and any other notice sent by the Company to the Investor shall be deemed to be delivered on the Trading Day it is received by the Investor, if such notice is received prior to 5:00 P.M. New
York time, or shall be deemed to be delivered on the immediately succeeding Trading Day if it is received after 5:00 P.M. New York time or on any day which is not a Trading Day (in which case the provisions of Sections 2.1(b) and 2.2(b) must be satisfied as of such immediately succeeding Trading Day).

                                ---15---

                        (ii) An Optional Purchase Notice and any other notice sent by the Investor to the Company notifying the Company of the Investor's election to purchase Common Stock (each an "Investor Notice") and any other notice sent by the Investor to the Company shall be deemed to be delivered on the Trading Day it is received by the Company if such notice is received prior to 5:00 P.M New York time, or shall be deemed to be delivered on the immediately succeeding Trading Day if it is received by the Company after 5:00 P.M. New York time (in which case the provisions of Sections 2.1(b) and 2.2(b) must be satisfied as of such immediately succeeding Trading Day).

        2.6     Termination or Suspension of Investment Obligation.

                (a) If the Investor in its sole and absolute discretion so elects, the Investor shall not be required to purchase any shares of Common Stock from the Company on any Closing Date nor, if the Investor in its sole and absolute discretion so elects, shall any Mandatory Purchase Notice, Additional Purchase Notice or Optional Purchase Notice be delivered at any time during the Commitment Period when there shall exist any one or more of the following: (i) the withdrawal of the effectiveness of the Registration Statement, (ii) the withdrawal of the effectiveness of the Warrant Registration Statement or the Additional Warrant Registration Statement or any other suspension of the use of the Warrant Registration Statement or related Prospectus or the Additional Warrant Registration Statement or related Prospectus pursuant to the Registration Rights Agreement, (iii) the Company's failure to satisfy the requirements of Section 3.2 or (iv) any failure or interruption in the compliance by the Company with the covenants provided in
Article VI. In the event that the Company shall have delivered a Mandatory Purchase Notice or Additional Purchase Notice with respect to an Investment Period and one or more of the events listed in clauses (i) through (iv) above exist at the time such Mandatory Purchase Notice or Additional Purchase Notice is given and has not been cured by the Trading Day preceding the commencement of the Investment Period to which such notice relates, the Mandatory Purchase Notice or Additional Purchase Notice shall be void and of no effect. In the event that the Company shall have delivered a Mandatory Purchase Notice or Additional Purchase Notice with respect to an Investment Period and one or more of the events listed in clauses (i) through (iv) above occur during the Investment Period, the obligation of the Investor to purchase shares of Common Stock during such Investment Period shall, if the Investor in its sole and absolute discretion so elects, be reduced (but in no event shall such reduction result in a negative number) by subtracting an amount calculated by multiplying the amount which the Investor would otherwise be obligated to purchase by a fraction, the numerator of which shall be 1-1/2 times the number of Trading Days within such Investment

                                ---16---

Period that such event or events exist and the denominator of which shall be the number of Trading Days within such Investment Period (without adjustment for the Stock Price being below the Floor Price pursuant to Section 2.2(b)) from the Investor's obligation during such Investment Period. If such event remains uncured for a period of greater than five (5) Trading Days or exists during the last five (5) Trading Days of the Investment Period, the remaining obligation of the Investor to purchase shares of Common Stock pursuant to a Mandatory Purchase Notice or an Additional Purchase Notice shall, if the Investor in its sole and absolute discretion so elects, be canceled for the remainder of the Investment Period. If such event exists on the last day preceding an Investment Period on which the Company may deliver a Mandatory Purchase Notice with respect to such Investment Period, the Company shall have five (5) Trading Days in which to cure, and if cured within such period, the commencement of the Investment Period shall be postponed for such number of days during such period as the event remained uncured, but in no event shall such Investment Period be postponed for a period in excess of five (5) Trading Days.

                (b) The obligation of the Investor to purchase shares of Common Stock under this Agreement may, if the Investor in its sole and absolute discretion so elects, be terminated (including with respect to a Closing Date which has not yet occurred) in the event that (i) the Registration Statement shall not have been declared effective by the SEC within the time period described in Section 3.2(a), (ii) there shall occur any stop order or suspension of the effectiveness of the Registration Statement, the Warrant Registration Statement or the Additional Registration Statement or any withdrawal of the effectiveness of the Registration Statement, the Warrant Registration Statement or the Additional Registration Statement for any reason other than as a result of subsequent corporate developments which would require such Registration Statement, the Warrant Registration Statement or the Additional Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (iii) the Company shall at any time fail to comply with the requirements of Sections 6.2, 6.3, 6.4, 6.5 or 6.6 and the Company shall fail to cure such noncompliance within (A) five (5) Trading Days after receipt of notice from the Investor of its election to terminate this Agreement, provided that the Investor has been notified by the Company of such noncompliance within two (2) Trading Days of the occurrence of such noncompliance or, if the noncompliance relates to a failure of the Company to comply with the provisions of
Section 6.5, the Investor otherwise becomes aware of such noncompliance or (B) otherwise within five (5) Trading Days of the occurrence of such noncompliance; provided, however, that notwithstanding the foregoing, the Investor may, in its sole and absolute discretion, terminate this Agreement if the Company shall fail to maintain the listing of the Common Stock on a Principal

                                ---17---

Market, or if trading of the Common Stock on a Principal Market shall have been suspended for a period of five (5) consecutive
Trading Days.

        2.7     Commitment Fee.

                (a) On the Effective Date, the Company will issue to the Investor a warrant exercisable by the Investor in its sole and absolute discretion from time to time within four (4) years from the date of issuance (the "Warrant") to purchase 50,000 shares of Common Stock at an exercise price per share equal to 180% of the closing sale price of the Common Stock on the Principal Market on the Trading Day immediately preceding the Effective Date (the "Warrant Exercise Price"). The Warrant shall provide that it shall not be exercisable on any date to the extent that Section 2.1(c) would otherwise limit the ability of the Investor to purchase shares of Common Stock as a result of a Mandatory
Purchase Notice or Additional Purchase Notice. The Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto.

                (b) (i) Upon each and every purchase by the Investor of Common Stock, whether pursuant to delivery of Mandatory
Purchase Notices alone or through a combination of Mandatory
Purchase Notices, Additional Purchase Notices and Optional
Purchase Notices (each, a "Purchase"), the Investor shall receive the right to purchase Common Stock pursuant to a warrant issued by the Company to the Investor five (5) business days following the end of each calendar year (each, an "Additional Warrant" and, collectively, the "Additional Warrants") during the Commitment
Period for a number of shares equal to the Additional Warrant
Share Amount for such calendar year.

        (ii) Each Additional Warrant shall entitle the holder thereof to purchase Common Stock from time to time within four (4) years from the date of issuance at an exercise price per share equal to 180% of the weighted average of the Purchase Prices at which shares of Common Stock were purchased at the Closings of all Purchases by the Investor during such calendar year.

        (iii) "Additional Warrant Share Amount" shall mean, for any given calendar year, a number of shares equal to 5,000 times a fraction, where the denominator is $500,000 and the numerator is the aggregate Purchase Price of Common Stock purchased at the Closings of all Purchases by the Investor in such calendar year (rounded to the nearest $100,000 increment); provided that no more than 125,000 Additional Warrants shall be issued pursuant to this
Section 2.7(b).

                                ---18---

        (iv) Each Additional Warrant shall provide that it shall not be exercisable on any date to the extent that Section 2.1(c) would otherwise limit the ability of the Investor to purchase shares of Common Stock as a result of a Mandatory Purchase Notice or an Additional Purchase Notice.

                (c) The resale by the Investor of Common Stock issuable upon exercise of the Warrant as well as the Additional Warrant shall be subject to a registration rights agreement (the "Registration Rights Agreement") entered into between the Company and the Investor on the date of execution of this Agreement. Each of the Warrant and each Additional Warrant shall be substantially in the form of Exhibit A-1 and A-2 hereto, respectively.

        III.

        CONDITIONS TO DELIVERY OF MANDATORY
        PURCHASE NOTICES, ADDITIONAL PURCHASE NOTICES, OPTIONAL PURCHASE NOTICES AND CONDITIONS TO CLOSING

        3.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell Common Stock to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below, which conditions cannot be waived without the prior written consent of the Company and the Investor.

                (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of each such Closing as though made at each such time.

                (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

                (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which, in the reasonable opinion of the Company and its legal counsel, prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                                ---19---

        3.2 Conditions Precedent to the Right of the Company to Deliver a Mandatory Purchase Notice or an Additional Purchase Notice, the Obligation of the Investor to Purchase Common Stock and the Right of the Investor to Deliver an Optional Purchase Notice. The right of the Company to deliver a Mandatory Purchase Notice or an Additional Purchase Notice, the obligation of the Investor hereunder to acquire and pay for Common Stock incident to a Closing and the right of the Investor to deliver an Optional Purchase Notice is subject to the satisfaction, on the date of delivery of a Mandatory Purchase Notice, Additional Purchase
Notice or Optional Purchase Notice, as the case may be, and on the applicable Closing Date (each a "Condition Satisfaction Date") of each of the following conditions, which conditions cannot be waived without the prior written consent of the Company and the Investor.

                (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC (i) a registration statement on Form S-3 (the "Registration Statement") for the registration of the resale by the Investor of Common Stock to be acquired pursuant to this Agreement (not including Common Stock to be issued upon exercise of the Warrant and Additional Warrants) under the Securities Act, which Registration Statement shall have been filed with the SEC as early as practicable, but in no event later than thirty (30) days of execution of this Agreement and which Registration Statement shall have been declared effective by the SEC no later than ninety (90) days from the filing of the Registration Statement, (ii) in accordance with the Registration Rights Agreement a registration statement on Form S-3 for the registration of the resale by the Investor of Common Stock to be issued upon exercise of the Warrant (the "Warrant Registration Statement"), which Warrant Registration Statement shall have been filed within thirty (30) days of execution of this Agreement and shall have been declared effective by the SEC no later than ninety
(90) days from the filing of the Registration Statement, (iii) within thirty (30) days of the issuance of an Additional Warrant, in accordance with the Registration Rights Agreement, a registration statement on Form S-3 for the registration of the resale by the investor of Common Stock to be issued upon exercise of each Additional Warrant (each, an "Additional Warrant Registration Statement"), which Additional Warrant Registration Statement shall have been declared effective by the SEC no later than ninety (90) days from the filing of Additional Warrant Registration Statement. Furthermore, the Company shall have filed
(i) with the applicable states securities commissions such blue sky filings as shall have been requested by the Investor, provided that in connection therewith, the Company shall not be required to file a general consent to service of process in any jurisdiction, and (ii) any required filings with the NASD or exchange or market where the Common Stock is traded.

                                ---20---

                (b)  Effective Registration Statement.  The
Registration Statement shall be in effect and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so, and (ii) no other suspension of the use of the Registration Statement or Prospectus shall exist pursuant to the Registration Rights Agreement.

                (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company as set forth in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties made as of a specific date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date.

                (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced which may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                (f) Adverse Changes. Since September 30, 1997, the date through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which had or is reasonably likely to have a Material Adverse Effect has occurred, except as disclosed in the SEC Documents subsequent to such date.


                (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on

                                ---21---
and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable
Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                (h) Legal Opinions. The Company shall have caused to be delivered to the Investor, (i) within five (5) Trading Days following the effective date of the Registration Statement, the Warrant Registration Statement and the Additional Warrant Registration Statement, as applicable, (ii) as of a date within five (5) Trading Days after the date of the Company's filing of its most recent quarterly report on Form 10-Q (or the date by which such report is required to be filed), (iii) as of a date within five (5) Trading Days after the date on which the Company announces, whether on a preliminary or definitive basis, its fourth quarter or full-year financial results, (iv) to the extent provided by Section 3.3, and (v) as of a date within five (5) Trading Days of a Mandatory Purchase Notice or an Additional Purchase Notice, as the case may be, an opinion of the Company's independent counsel containing the opinions and statements set forth in Exhibit B hereto, addressed to the Investor stating, inter alia, that no facts have come to such counsel's attention that would cause it to believe that any of the Registration Statement, the Warrant Registration Statement and the Additional Warrant Registration Statement, as applicable (as each may be amended, if applicable), contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, not misleading or that the underlying
Prospectus (if applicable, as so amended or supplemented) contains an untrue statement of material fact or omits a material fact required to make the statements contained therein, in light of the circumstances in which they were made, not misleading; provided, however, that in the event that such an opinion cannot be delivered by the Company's independent counsel to the Investor, the Company shall promptly notify the Investor and promptly revise each of the Registration Statement, the Warrant Registration Statement and the Additional Warrant Registration Statement, as applicable, and the Investor shall not deliver an Optional
Purchase Notice, and the Company shall not deliver a Mandatory Purchase Notice or an Additional Purchase Notice or, if an Optional Purchase Notice, a Mandatory Purchase Notice or an Additional Purchase Notice shall have been delivered in good faith without knowledge by the Investor or the Company that an opinion of independent counsel cannot be delivered as required, shall postpone such Closing Date for a period of up to five (5) Trading Days until such an opinion is delivered to the Investor (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant of Section 2.3 shall be the

                                ---22---
lower of such Purchase Price as calculated as of the originally scheduled Closing Date or as of the actual Closing Date. The Company's independent counsel shall also deliver to the Investor on the Effective Date opinions in form and substance satisfactory to the Investor addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Common Stock by the Company to the Investor under this Agreement.

                (i)  Accountant's Letter.

                        (i) The Company shall engage its independent auditors to perform the procedures in accordance with the provisions of Statement on Auditing Standards No. 71, as amended, as agreed to by the parties hereto, and reports thereon as shall have been reasonably requested by the Investor with respect to certain financial information contained in the Registration
Statement and shall have delivered to the Investor a report addressed to the Investor, (x) within five (5) Trading Days following the effective date of the Registration Statement and (y) within ten (10) Trading Days following the filing with the SEC of each SEC Document containing unaudited financial statements of the Company which is deemed to be incorporated by reference in the Registration Statement.

                        (ii) In the event that the Investor shall have requested delivery of an "agreed upon procedures" report pursuant to Section 3.3, the Company shall engage its independent auditors to perform certain agreed upon procedures and report thereon as shall have been reasonably requested by the Investor with respect to certain financial information of the Company and the Company shall deliver to the Investor a copy of such report addressed to the Investor. In the event that the report required by this
Section 3.2(i) cannot be delivered by the Company's independent auditors, the Company shall, if necessary, promptly revise the Registration Statement and the Investor shall not deliver an Optional Purchase Notice, and the Company shall not deliver a Mandatory Purchase Notice or an Additional Purchase Notice or, if an Optional Purchase Notice shall have been delivered in good faith without knowledge by the Investor that a report of the Company's independent auditors cannot be delivered as required or, if a Mandatory Purchase Notice or an Additional Purchase Notice shall have been delivered in good faith without knowledge by the Company that a report of its independent auditors cannot be delivered as required, postpone such Closing Date for a period of up to five (5) Trading Days until such a report is delivered (or such Closing shall otherwise be canceled). In the event of such a postponement, the Purchase Price of the Common Stock to be issued at such Closing as determined pursuant to Section 2.3 shall be the lower of such Purchase Price as calculated as of the originally scheduled Closing Date and as of the actual Closing Date.

                                ---23---

                (j) Officer's Certificate. The Company shall have delivered to the Investor, on each Closing Date, a certificate in form and substance reasonably acceptable to the Investor, executed by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                (k) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 3.3 as to the adequacy of the disclosure contained in the Registration
Statement.

                (l) Beneficial Ownership Limitation. On each Closing Date, (i) the Investor shall not be required or entitled to purchase shares of Common Stock to the extent such purchase would result in the Investor's or any affiliate of the Investor's Common Stock holdings to exceed the 4.9% Limit, and (ii) the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 3.2. For purposes of clause (i) of this Section 3.2(l), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Optional Purchase Notice, Mandatory Purchase Notice or the Additional Purchase Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all Purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.9% of the Common Stock following such Closing Date.

        3.3     Due Diligence Review.   The Company shall make
available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of Common Stock on behalf of the Investor pursuant to the Registration Statement, the Warrant Registration Statement or the Additional Warrant Registration Statement or amendments or supplements thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the

                                ---24---

Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

        The Company shall not disclose nonpublic information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such nonpublic information for review. The Company may, as a condition to disclosing any nonpublic information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement (including an agreement with such advisors and representatives prohibiting them from trading in Common Stock during such period of time as they are in possession of nonpublic information) in form reasonably satisfactory to the Company and the Investor.

        Nothing herein shall require the Company to disclose nonpublic information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate nonpublic information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting nonpublic information (whether or not requested of the Company specifically or generally during the course of due diligence by and such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 3.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain nonpublic information in the course of conducting due diligence in accordance with the terms of this Agreement; provided, however, that in no event shall the Investor's advisors or representatives disclose to the Investor the nature of the specific event or circumstances constituting any nonpublic information discovered by such advisors or representatives in the course of their due diligence without the written consent of the Investor prior to disclosure of such information. The Investor's advisors or representatives shall make complete disclosure to the

                                ---25---

Investor's independent counsel of all events or circumstances constituting nonpublic information discovered by such advisors or representatives in the course of their due diligence upon which such advisors or representatives form the opinion that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in the light of the circumstances in which they were made, not misleading. Upon receipt of such disclosure, the Investor's independent counsel shall consult with the Company's independent counsel in order to address the concern raised as to the existence of a material misstatement or omission and to discuss appropriate disclosure with respect thereto; provided, however, that such consultation shall not constitute the advice of the Company's independent counsel to the Investor as to the accuracy of the Registration Statement and related Prospectus. In the event after such consultation the Investor's independent counsel reasonably believes that the Registration Statement contains an untrue statement or a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading, (a) the Company shall file with the SEC an amendment to the Registration Statement responsive to such alleged untrue statement or omission and provide the Investor, as promptly as practicable, with copies of the Registration Statement and related Prospectus, as so amended, (b) if the Company disputes the existence of any such material misstatement or omission, (i) the Company's independent counsel shall provide the Investor's independent counsel with an opinion stating that nothing has come to their attention that would lead them to believe that the Registration Statement or the related Prospectus, as of the date of such opinion, contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or the related Prospectus or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading and (ii) in the event the dispute relates to the adequacy of financial disclosure and the Investor shall reasonably request, the Company's independent auditors shall provide to the Company a letter outlining the performance of such "agreed upon procedures" as shall be reasonably requested by the Investor and the Company shall provide the Investor with a copy of such letter, or (c) if the Company disputes the existence of any such material misstatement or omission, and the dispute relates to the timing of disclosure of a material event and the Company's independent counsel is unable to provide the opinion referenced in clause
(b)(i) above to the Investor, then this Agreement shall be suspended for a period of up to thirty (30) days, at the end of which, if the dispute still exists between the Company's independent counsel and the Investor's independent counsel, the Company shall either (i) amend the Registration Statement as

                                ---26---
provided above, (ii) provide to the Investor the Company's independent counsel opinion and a copy of the letter of the Company's independent auditors referenced above, or (iii) the obligation of the Investor to purchase shares of Common Stock pursuant to this Agreement shall terminate. The Investor hereby agrees to hold harmless the Company's independent auditors from any liability that may arise out of the delivery of an "agreed upon procedures" letter pursuant to clause (b)(ii) above.


        IV.

        REPRESENTATIONS AND WARRANTIES OF INVESTOR

        The Investor represents and warrants to the Company as follows:

        4.1 No Present Arrangement. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

        4.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

        4.3 Authority. The Investor has full power and authority as a limited liability company to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Investor. No other proceedings on the part of Investor are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof. This Agreement has been validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar

                                ---27---
laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

        4.4 No Brokers. The Investor has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

        4.5 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

        4.6 Organization and Standing. The Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority as a limited liability company to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualifications necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect. Investor has made available to the Company or its agents complete and correct copies of Investor's Articles of Organization and Operating Agreement as in effect on the date hereof.

        4.7 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, or the provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

        4.8 Disclosure: Access to Information. The Investor has received all documents, records, books and other information pertaining to the Investor's investment in the Company that have been requested by the Investor. The Investor further acknowledges that it understands that the Company is subject to the periodic

                                ---28---
reporting requirements of the Exchange Act, and the Investor has reviewed or received copies of any such reports that have been requested by it.

        4.9 Manner of Sale. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

        4.10 Financial Capability. The Investor presently has the financial capacity and the necessary capital to perform its obligations hereunder.

        4.11 No NASD Proceedings. To the Knowledge of the Investor, there are no disciplinary proceedings involving the Investor or any of its employees pending before the NASD.

        V.

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Investor as follows:

        5.1 Corporate Organization. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material
Adverse Effect. The Company has made available to the Investor or its agents complete and correct copies of the Certificate of Incorporation, as amended, and by-laws of the Company as in effect on the date hereof.

        5.2     Capitalization.

                (a) Except as disclosed in the SEC Documents, the authorized Capital Stock of the Company consists of (i) 70,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of September 30, 1997, there were (i) 36,363,002 shares of Common
Stock issued and outstanding all of which are duly authorized and validly issued, fully paid and nonassessable and (ii) 3,123,625 shares of Common Stock reserved for issuance pursuant to stock options granted or which may be granted under the Compensation

                                ---29---

Plans. Except as disclosed in the SEC Documents, the Company has not issued any Common Stock since June 30, 1996, except pursuant to the exercise of stock options and the conversion of the Preferred Stock, nor has the Company since such date repurchased or redeemed or acquired any such shares. No shares of Capital Stock of the Company are entitled to preemptive rights.

                (b) Except as disclosed in the SEC Documents and as set forth in Section 5.2(a) above, the Company does not have outstanding any Capital Stock or securities convertible into or exchangeable for any shares of Capital Stock or any options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or otherwise obligating the Company to issue or sell or entitling any Person to acquire from the Company, and the Company is not a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of its Capital Stock or securities convertible into or exchangeable for any of its Capital Stock.

                (c) Upon issuance of the Common Stock, and payment of the Purchase Price therefor, pursuant to a Purchase and sale in accordance with the terms of this Agreement, the Company will transfer to the Investor good and valid title to the Common Stock, free and clear of any Lien, other than Liens, if any, created by the Investor and such Common Stock will be duly authorized, fully paid and nonassessable.

        5.3     Subsidiaries.

                (a) Except as disclosed in the SEC Documents, the Company does not have any Subsidiaries other than Immunomedics, Europe, a Netherlands Company and Immunomedics, Ltd., an Israeli
Corporation. Except as set forth in the SEC Documents, each Subsidiary is wholly-owned by the Company.

                (b) Except as disclosed in the SEC Documents, (i) all the outstanding stock or other equity or ownership interests of each Subsidiary is owned free and clear of all Liens and is validly issued and (ii) there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary is a party or otherwise obligating any Subsidiary to issue or sell, or entitling any Person to acquire from any Subsidiary, and no Subsidiary is a party to any agreement, arrangement or commitment obligating it to repurchase, redeem or otherwise acquire, any shares of the Capital Stock or any securities convertible into or exchangeable for the Capital
Stock of any such Subsidiary.

                                ---30---

        5.4 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Warrant and the Additional Warrants, to issue the Common Stock pursuant to this Agreement, the Warrant and the Additional Warrants and to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. The execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Additional Warrants, and the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrant and the Additional Warrants and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrants and the Additional Warrants, the issuance of the Common Stock issuable upon a Closing and pursuant to the Warrant and the Additional Warrants and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof. This Agreement, the Registration Rights Agreement and the Warrant have been duly executed and delivered by the Company, and each Additional Warrant will be duly executed and delivered by the Company, and the Common Stock issuable in accordance with the terms of this Agreement or upon exercise of the Warrant and each Additional Warrant will be duly and validly issued, fully paid and nonassessable, and each of this Agreement, the Registration Rights Agreement, the Warrant and each Additional Warrant when executed and delivered constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

        5.5     No Violation; Consents.

                (a) Assuming the making or receipt of all filings, notices, registrations, consents, approvals, permits and authorizations described in the following paragraph, the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Additional Warrants, the issuance of the Common Stock, the consummation of the transactions contemplated hereby, by the Registration Rights Agreement, the Warrant and the Additional Warrants, the compliance by the Company with any of the provisions hereof or of the Registration Rights Agreement, the Warrant and the Additional Warrants, will not (i) conflict with, violate or result in any breach of the Certificate of Incorporation, as amended, or by-laws of the Company or its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a

                                ---31---
default or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien on or against any of the properties of the Company or any of its Subsidiaries pursuant to any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any Governmental Entity, binding on the Company or any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (i) and (ii) conflicts, violations, breaches, defaults, rights of termination, cancellation or acceleration, and liens which, individually or in the aggregate, would not have a Material Adverse Effect, would not prevent or materially delay consummation of the transactions contemplated hereby and would not affect the validity of the issuance of the Common Stock.

                (b) Except for (i) applicable requirements, if any, under Blue Sky Laws, (ii) the filing of additional listing applications with Nasdaq, and (iii) the filing of the Registration Statement, Warrant Registration Statement and Additional Warrant Registration Statement, no filing, consent, approval, permit, authorization, notice, registration or other action of or with any Governmental Entity is required to be made or obtained by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant and the Additional
Warrants by the Company, the issuance of the Common Stock or the consummation by the Company of the transactions contemplated hereby and thereby.

        5.6 Compliance With Applicable Law. The businesses of the Company are not being conducted in violation of any law, ordinance, rule, regulation, judgment, decree or order of any Governmental Entity, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its Subsidiaries possess all domestic and foreign governmental licenses, permits, authorizations and approvals and have made all registrations and given all notifications required under federal, state, local or foreign law to carry on in all respects their businesses as currently conducted, except as otherwise disclosed in writing by the Company to the Investor on or prior to the date hereof, and except where the failure to have any such licenses, permits, authorizations or approvals, individually or in the aggregate, would not have a Material Adverse Effect. Except as disclosed in the SEC Documents, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other

                                ---32---
than those the outcome of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        5.7     Compliance With Food and Drug Act.

                (a) FDA Permits. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries have all material licenses, permits, consents, approvals and authorizations that are required under the Food and Drug Act and any similar foreign law, rule or regulation (collectively, the "FDA Permits") in connection with the conduct of the businesses of the Company and each of its Subsidiaries as presently conducted. The Company has obtained and owns or has the right to use the FDA Permits in accordance with the terms thereof. Each FDA Permit is valid and in full force and effect. The FDA Permits are currently effective and sufficient for the operation of the Company's businesses as currently conducted. All information supplied by or on behalf of the Company and each of its Subsidiaries to obtain or maintain each FDA Permit was, as of the date given, true and complete in all material respects. The Company and each of its Subsidiaries has complied in all material respects with all conditions and requirements imposed by the FDA Permits and neither the Company nor any of its Subsidiaries has received any notice of cancellation, suspension or termination of any of the FDA Permits and to the Knowledge of the Company no Governmental Entity intends to cancel, suspend or terminate any of the FDA Permits or that valid grounds for such cancellation, suspension or termination exist.

                (b) Food and Drug Act. (i) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable requirements of the Food and Drug Act and any similar foreign law, rule or regulation, (ii) the Company's and each of its Subsidiaries' existing inventory of products held for sale, and all products manufactured by the Company, any of its Subsidiaries or any of the Company's Affiliates and sold within the two (2) years preceding the date hereof, have been produced in compliance in all material respects with all applicable requirements of the Food and Drug Act and any similar foreign law, rule or regulation, including, without limitation, all "current good manufacturing practices" and similar requirements thereunder and (iii) to the Knowledge of the Company there is no event, condition, circumstance, activity, practice, incident, action or plan of the Company or any Subsidiary which is likely to interfere with or prevent the Company's or any of its Subsidiaries continued compliance with all applicable requirements of the Food and Drug
Act or any similar foreign law, rule or regulation, or which may give rise to any common law or legal liability of the Company or any Subsidiary under, or otherwise form the basis of any Lien or any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity based on or

                                ---33---
related to, the Food and Drug Act or any similar foreign law, rule or regulation, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

        5.8 Litigation. Except as disclosed in the SEC Documents, there is no claim, action or proceeding (including any condemnation proceeding) pending or, to the Knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator that if adversely determined, individually or in the aggregate, would have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries that has had, or would reasonably be expected in the future to have, a Material Adverse Effect or which reasonably could be expected to materially adversely affect the transactions contemplated by this Agreement.

        5.9     SEC Documents, Financial Statements.

                (a)     The Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents, together with all exhibits, financial statements and schedules thereto required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing, whether heretofore or hereafter filed with the SEC since January 1, 1996, and the Registration Statement, when declared effective, being hereinafter referred to as the "SEC Documents"). The Common Stock is currently listed or quoted on the Principal Market, which is, as of the date hereof the Nasdaq National Market. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents through September 30, 1997. The Company has not provided to the Investor any material information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of delivery by the

                                ---34---

Investor of the Prospectus contained in the Registration Statement in connection with sales of Common Stock by the Investor, such Prospectus will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and other federal, state and local laws, rules and regulations applicable to such Prospectus. The financial statements of the Company included (or incorporated by reference) in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                (b) During the three (3) years preceding the date hereof, the SEC has not issued a order preventing or suspending the use of any prospectus relating to the offering of any shares of Common Stock or instituted proceedings for that purpose.

        5.10 No Undisclosed or Contingent Liabilities. Neither the Company nor any of its Subsidiaries has any claims, liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its consolidated Subsidiaries under GAAP, except for claims, liabilities or obligations (i) reflected or reserved against on the Balance Sheet, (ii) disclosed in the Company's most recent Form 10-K or any SEC Document filed subsequent to such Form 10-K or (iii) incurred by the Company or any of its Subsidiaries since September 30, 1997 in the ordinary course of business and consistent with past practice and that, individually or in the aggregate, would not have a Material Adverse Effect.

        5.11 Taxes. Except as set forth in the SEC Documents, the Company and its Subsidiaries have timely filed all necessary Tax Returns and notices and have paid all federal, state, county, local and foreign taxes of any nature whatsoever for all the tax years through June 30, 1996 indicated on such Tax Returns as being due and payable, to the extent such taxes have become due (other than taxes which are being challenged in good faith by the Company

                                ---35---
and have been adequately reserved for by the Company). Except as set forth in the SEC Documents, there are no tax deficiencies which would reasonably be expected to have a Material Adverse Effect; the Company and its Subsidiaries have paid all Taxes which have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such Taxes, and no interest or penalties accrues or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the SEC Documents; the amounts currently set up as provisions for Taxes or otherwise by the Company and its Subsidiaries on their books and records are sufficient in all material respects for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its Subsidiaries may be liable in their own right, or as transferee of the assets of, as successor to any other corporation, association, partnership, joint venture or other entity.

        5.12 Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering the employees of the Company and its Subsidiaries (the "Benefit Plans") have been operated and administered in all material respects in compliance with their terms and applicable law, and there are no claims, liabilities or obligations of any kind whatsoever relating to the Benefit Plans which individually or in the aggregate would have a Material Adverse Effect, except for any such claims, liabilities or obligations described in the SEC Documents.

        5.13 Absence of Certain Changes. Except as set forth in any SEC Document filed by the Company, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

                        (i)  any event, occurrence, development or
state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                        (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Capital Stock of the Company, other than the normal quarterly dividend of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of Capital Stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

                        (iii)  any amendment of any material term of
any outstanding security of the Company or any Subsidiary;

                                ---36---

                        (iv) any incurrence, assumption or guarantee by the Company or any Subsidiary of any indebtedness for borrowed money, other than working lines of credit or borrowings under existing lines of credit;

                        (v) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practice;

                        (vi)  any making of any loan, advance or
capital contributions to or investment in any Person in excess of $100,000 other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries made in the ordinary course of business consistent with past practice;

                        (vii)  any damage, destruction or other
casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

                        (viii) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of any contract or other right, in either case, material to the Company and the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

                        (ix) any change in any method of accounting or accounting practice by the Company or any Subsidiary.

        5.14    Environmental Matters.

                (a) Except as set forth in the SEC Documents, the Company and its Subsidiaries have obtained all permits, licenses and other authorizations, and have made all registrations and given all notifications, that are required with respect to the operation of their respective businesses under all applicable
Environmental Laws other than those permits, licenses, other authorizations, registrations and notifications the failure of which to obtain or make, individually or in the aggregate, would not have a Material Adverse Effect.

                (b) Except as set forth in the SEC Documents, the Company and its Subsidiaries are in compliance in all material respects with all terms and conditions of the required permits, licenses and other authorizations referred to in subsection (a) of

                                ---37---
this Section 5.14, and also in compliance in all material respects with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, settlement agreement, notice or demand letter issued, entered, promulgated or approved thereunder, other than where the failure to be in such compliance, individually or in the aggregate, would not have a Material Adverse Effect.

                (c) Except as set forth in the SEC Documents, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter (collectively "Actions") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating in any way to Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder other than Actions that, if determined adversely to the Company or such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect.

        5.15    Material Contracts.

                (a) Except as disclosed in the SEC Documents, neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement material to the Company and its Subsidiaries taken as a whole ("Material Contracts").

                (b) Except as disclosed in the SEC Documents, each Material Contract is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, each other party thereto in accordance with its terms, except to the extent that such enforceability is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in conflict therewith or in violation or breach thereof or default thereunder, except for such conflicts, violations, breaches and defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

        5.16 Properties; Encumbrances. Subject to the next succeeding sentence, or as disclosed in the SEC Documents, each of the Company and its Subsidiaries has good and valid title, and in the case of real property, insurable title, to all material

                                ---38---
properties and assets which it purports to own (real, personal and mixed, tangible and intangible, including all forms of goodwill, rights, intellectual property and intellectual property rights) (collectively, the "Company Assets"), including, without limitation, all the material properties and assets reflected on the Balance Sheet (except for (i) real and personal property sold since the date of the Balance Sheet or which was obsolete or no longer useful in connection with the businesses of the Company and its Subsidiaries and (ii) capital leases reflected on the Balance Sheet), and all material properties and assets purchased by the Company and its Subsidiaries since the date of the Balance Sheet.
 All Company Assets are free and clear of all liens, mortgages, claims, interests, charges, security interests or other encumbrances or adverse interests of any nature whatsoever and other title or interest retention arrangements ("Liens"), except
(A) as reflected on the Balance Sheet, (B) as set forth on
Schedule 3.16, (C) statutory Liens of carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not yet delinquent or being contested in good faith, (D) such defects, irregularities, encumbrances and other imperfections of title as normally exist with respect to property similar in character and that, individually or in the aggregate together with all other such exceptions, do not have a Material Adverse Effect, (E) Liens for Taxes and (F) Liens that do not interfere with the present use of the property subject to the Lien.

        5.17 Insurance. Except as set forth in the SEC Documents, all current primary, excess and umbrella policies of insurance owned or held by or on behalf of or providing insurance coverage to the Company or any of its Subsidiaries are in full force and effect. Except as set forth in the SEC Documents, with respect to all such insurance policies providing insurance coverage to the Company or any of its Subsidiaries, no premiums are in arrears and no notice of cancellation or termination has been received with respect to any such policy, other than notices of cancellation or termination routinely sent at the end of a policy term. The
Company believes that the insurance coverage of the Company and its Subsidiaries is consistent with the coverage generally maintained by corporations of similar size and engaged in similar lines of business except that the Company generally self-insures against potential product liability exposure with respect to its marketed products.

        5.18 Employee Claims; Labor Matters. Except as disclosed in the SEC Documents, there are no claims or actions pending or, to the Knowledge of the Company, threatened between the Company or any of its Subsidiaries and any of their respective employees, unions, or former employees that would, or would be reasonably likely to, individually or in the aggregate, have a Material
Adverse Effect. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries is in compliance in all material respects with the terms of any collective bargaining agreements covering employees of the Company or any Subsidiary, except for matters of noncompliance which, individually or in the aggregate, would not be expected to have a Material Adverse
Effect.

                                ---39---

        5.19 Material Disclosure. Except as set forth in the SEC Documents, to the Knowledge of the Company, there is no fact, transaction or development which the Company has not disclosed to the Investor in writing (including pursuant to the SEC Documents filed prior to the date hereof) which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. This Agreement (including any Exhibit or
Schedule hereto) and any written statements, documents or certificates furnished to the Investor by the Company or its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby, taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

        5.20 Intellectual Property. The Company and its Subsidiaries own or possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the general business now operated by them and neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

        5.21 No General Solicitation in Regard to this Transaction. Neither the Company nor any of its Subsidiaries or affiliates nor any distributor or any person acting on its or their behalf has conducted any general solicitation (as that term is used in Rule 502(c) of Regulation D) with respect to any of the Common Stock offered hereby, nor have they made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock offered hereby under the Securities Act.

        5.22 No Undisclosed Events or Circumstances. Since September 30, 1997, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to

                                ---40---
the date hereof by the Company but which has not been disclosed in the SEC Documents or otherwise publicly disclosed in Company press releases.

        5.23 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration under the Securities Act of the shares of Common Stock to be issued under this Agreement.

        5.24 No Brokers. The Company has taken no action which would give rise to any claim by any Person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement for the transactions contemplated hereby.

        5.25 No Violation of Covenants. No event of default has occurred and is continuing (or event which with the lapse of time or notice or both would constitute such an event) which has not otherwise been waived under any of the revolving credit facilities or under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument for money borrowed or any other material agreement to which the Company or any of its Subsidiaries is bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject.


        VI.

        COVENANTS OF THE COMPANY

        6.1     Registration Rights.  The Registration Rights
Agreement shall remain in full force and effect in accordance with its terms and the Company shall comply in all respects with the terms thereof.

        6.2 Reservation of Common Stock. Except as disclosed in the SEC Documents, the Company will reserve in each Investment Period 625,000 shares of Common Stock, and the Company shall continue to reserve and keep available at all times in each Investment Period, free of preemptive rights, shares of Common
Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock incident to the Closings in such Investment Period and incident to the exercise of the Warrant and the Additional Warrants issued hereunder; such amount of shares of Common Stock to be reserved to be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement, and assuming the full exercise of the Warrant and

                                ---41---
the Additional Warrants. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased to reflect (a) potential increases in the Common Stock which the Company may thereafter be so obligated to issue by reason of adjustments to the Purchase Price therefor and the issuance of the Warrant and each Additional Warrant and (b) stock splits and stock dividends and distributions.

        6.3 Listing of Common Stock. During the term of this Agreement, the Company hereby agrees to maintain the listing of the Common Stock on a Principal Market, and as soon as practicable but in any event prior to the commencement of the Commitment Period to list the additional shares of Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant and the Additional Warrants). The Company further agrees that, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Common Stock issuable under this Agreement (including Common Stock issuable upon exercise of the Warrant and the Additional Warrants), and will take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. If the Principal Market is the Nasdaq National Market Large Caps, the Company shall maintain sufficient net tangible assets to satisfy the requirements of the NASD for the listing of the Common Stock
on the Nasdaq National Market Large Caps.   The Company shall
undertake its best efforts to obtain the shareholder approval referenced in Section 3.2(g) required for the issuance of Common Stock under this Agreement within such time period as shall not at any time preclude the Investor from providing an Optional Purchase Notice during the Commitment Period, or the Company from providing a Mandatory Purchase Notice or an Additional Purchase Notice for the maximum Investment Amount during any Investment Period.

        6.4 Exchange Act Registration. During the term of this Agreement, the Company will cause its Common Stock to continue to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. If required, the Company will take all action to continue the listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

                                ---42---

        6.5 Legends. The certificates evidencing the Common Stock to be issued to the Investor at each Closing and upon the exercise of the Warrant and the Additional Warrants (and otherwise as provided by Section 7.1) shall be free of legends or stop transfer or other restrictions.

        6.6 Corporate Existence. During the term of this Agreement, the Company will take all steps necessary to preserve and continue the corporate existence of the Company.

        6.7 Additional SEC Documents. During the term of this Agreement, the Company will furnish to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

        6.8 "Blackout Period". During the term of this Agreement, the Company will immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related Prospectus in respect of an offering of securities required to be registered under this Agreement or the Registration Rights Agreement: (a) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related Prospectus;
(b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of such registrable securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (d) the happening of any event which makes any statement made in the registration statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement, related Prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (e) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, in which event the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus. The Company shall not deliver to the Investor

                                ---43---
any Mandatory Purchase Notice or Additional Purchase Notice and the Investor shall not deliver to the Company any Optional
Purchase Notice during the continuation of any of the foregoing events.


        VII.

        LEGENDS AND DELIVERY OF CERTIFICATES,
         COMPLIANCE AND INVESTOR COVENANTS

        7.1 Legends and Delivery of Certificates. Each of the Warrant and the Additional Warrants and, unless otherwise provided below, the Common Stock will bear the following legend (the
"Legend"):

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"),
OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR
OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE
SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR
AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION
REQUIREMENTS.

        In the event shares of Common Stock are issued incident to a Closing or upon exercise of the Warrant or an Additional Warrant in circumstances pursuant to which shares of Common Stock are either required to bear the Legend or are not to bear the Legend, such certificates (bearing or not bearing the Legend, as appropriate) shall be issued and delivered to the Investor or as otherwise directed by the Investor on the applicable Closing Date or within two Trading Days of the surrender of the Warrant or Additional Warrant for exercise (together with all other documentation required to be delivered to effect such exercise), as applicable, in each case against payment therefor.

        The Company shall cause the transfer agent for the Common Stock to issue and deliver to the Investor or as otherwise directed by the Investor, shares of Common Stock not bearing the Legend, during the following periods and under the following circumstances and without the need for any further advice or instruction or documentation to the transfer agent by or from the
Investor:

                (a) At any time from and after the effective date of the applicable registration statement: (i) incident to any Closing or the issuance of any shares of Common Stock; (ii) incident to the exercise of the Warrant and any Additional
Warrant; and (iii) upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that in connection with such event the Investor confirms

                                ---44---
to the transfer agent that it intends to sell such Common Stock to a third party which is not an affiliate of the Company or the Investor, and the Investor agrees to redeliver such Common Stock to the transfer agent to add the Legend in the event the Common Stock is not sold; and

                (b) At any time from and after the Closing Date, upon any surrender of one or more certificates evidencing Common Stock and which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing or also accompanied by representations that (i) the then holder thereof is permitted to dispose of such Common Stock pursuant to Rule 144(k) under the Securities Act, (ii) such holder intends to effect the sale or other disposition of such Common Stock whether or not pursuant to the Registration Statement, to a purchaser or purchasers who will not be subject to the registration requirements of the Securities Act or (iii) such holder is not then subject to such requirements; provided that in the case of surrenders described in clauses (ii) and (iii) thereof, the holder provides an opinion of counsel in form and substance reasonably satisfactory to the Company.

        7.2 No Other Legend or Stock Transfer Restrictions. No Legend has been or shall be placed on the share certificates representing the Common Stock and no instructions or stop transfers or other restrictions on transfer have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VII.

        7.3 Investor's Compliance. Nothing in this Article VII shall affect in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

        7.4     Covenants of the Investor.

                (a) The Investor shall not make any offers or sales of the Common Stock other than pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements thereof. The Investor will comply with applicable prospectus delivery requirements under the Securities Act.

                (b) The Investor shall not, whether directly, indirectly or through an affiliate, sell shares of Common Stock short except on a neutral tick or uptick. The Investor shall use commercially reasonable efforts not to create an intraday low in the Common Stock.

                                ---45---

        VIII.

        OTHER ISSUANCES OF COMMON STOCK

        8.1 Equity Offering Adjustment to Purchase Price. In the event that the Company makes an Equity Offering during an Investment Period and a Mandatory Purchase Notice, Additional Purchase Notice or Optional Purchase Notice has been delivered with respect to such Investment Period, then notwithstanding anything herein to the contrary, the purchase price per share of Common Stock for any Investment Amount made during such Investment Period prior to the consummation of the Equity Offering shall be the lower of (a) the lowest effective purchase price per share of Common Stock received by the Company in any such Equity Offering, and (b) the price per share of Common Stock determined hereunder with respect to Purchases of Common Stock effected by the Investor (whether pursuant to a Mandatory Purchase Notice, an Additional Purchase Notice or an Optional Purchase Notice) during such Investment Period.

        8.2 Other Adjustments to Purchase Price and Floor Price. The daily low trading price of the Common Stock for any Trading
Day used to calculate the Purchase Price and the Floor Price shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Company's Common Stock.


        IX.

        CHOICE OF LAW AND VENUE, WAIVER OF JURY TRIAL

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall, at the option of either party, be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, unless such District Court declines jurisdiction, in which case such actions or proceedings shall be litigated only in the state court located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing court and consent that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party for which it is intended at its address set forth in this Agreement (and service so made shall be deemed complete five (5) Trading Days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible

                                ---46---
under the rules of said court. The parties hereto hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.


        X.

        ASSIGNMENT, ENTIRE AGREEMENT, AMENDMENT, TERMINATION

        10.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, the Investor's rights and obligations under this Agreement may be assigned at any time, in whole, with the consent of the Company (which consent shall not be unreasonably withheld) to any affiliate of the Investor (a "Permitted Transferee"). The rights and obligation of the Investor under this Agreement shall inure to the benefit of, and be enforceable by and against, any such Permitted Transferee.

        10.2 Entire Agreement, Amendment. This Agreement, the Registration Rights Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

        10.3 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its express written consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Except as may be required by law, the Company shall consult with the Investor before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

        10.4 Termination. (a) The Company may, in its sole discretion, terminate this Agreement and Investor's obligation to purchase any Investment Amount for the remainder of the Commitment Period, without liability to the Investor (except to the extent provided in Article XI hereof).

                                ---47---

        (b)   Investor may terminate this Agreement as a result of
(i) a breach (which is not cured in accordance with this Agreement) by the Company of any material representation, warranty, covenant or other obligation in this Agreement or the Registration Rights Agreement or (ii) if the Investor determines, in its sole discretion, at any time that the adoption of, or change in, or any change in the interpretation or application of, any law, regulation, rule, guideline or treaty (including, but not limited to, changes of capital adequacy) makes or will make it impractical or impossible for the Investor to fulfill its commitment pursuant to this Agreement.

        XI.

        NOTICES, ETC., COST AND EXPENSES, INDEMNIFICATION

        11.1 Notices, Etc.. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid, or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (a) if to the Company, to:
Immunomedics, Inc., 300 American Road, Morris Plains, NJ 07950;
Attention: David Goldenberg, Facsimile No.: (201) 605-8282, with copies (which shall not constitute notice) to: Warshaw Burstein Cohen Schlesinger and Kuh LLP, 555 Fifth Avenue, 11th floor, New York, NY 10017; Attention: Howard M. Cohen, Esq., Facsimile No.:
 (212) 972-9150; and (b) if to the Investor, to Cripple Creek Securities L.L.C., 40 West 57th Street, New York, NY 10019,
Attention: Robert L. Chender, Facsimile No.: (212) 698-0554 with copies (which shall not constitute notice) to: Arnold & Porter, 555 12th Street, N.W., Washington, D.C. 20004-1202, Attn. L. Stevenson Parker, Facsimile No.: (202) 942-5999. Subject to
Section 2.5(d), notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the second business day following delivery of such notice by a reputable air courier service.

        11.2 Costs and Expenses. The Company shall be responsible for the Investor's (a) legal fees and related expenses incurred in entering into this Agreement up to a maximum amount of $25,000,

                                ---48---
which shall be payable upon execution and delivery of this Agreement, and (b) costs and expenses in connection with the performance of its obligations hereunder up to a maximum amount of $40,000 initially, and $6,000 quarterly thereafter. The Company agrees to pay the Investor within thirty (30) days following the Investor's request therefor. In the event payment is not received within such thirty (30) day period, Investor shall have the right to deduct any such amounts owed by the Company to the Investor from any amounts owed by the Investor to the Company pursuant to
Section 2.4(ii) herein.

        The Company shall also be responsible for any subsequent costs and expenses incurred by the Investor in connection with matters set forth in the third paragraph of Section 3.3 (including without limitation legal fees and fees of advisors and representatives of the Investor), which amounts may be netted by the Investor against the amount of any payment relating to the issuance of shares of Common Stock to the Investor in connection with any Closing.

        11.3    Indemnification.

                (a) Indemnification of Investor. The Company agrees to indemnify and hold harmless the Investor and each person, if any, who controls the Investor within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                        (i)  against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Prospectus, or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (ii)  against any and all loss, liability,
claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11.3(d) below) any such settlement is effected with the written consent of the Company; and

                                ---49---

                        (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable.

                (b) Indemnification of Company. The Investor agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Prospectus (or any amendment or supplement thereto), or in any offering circular or other document, as applicable, in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in the Registration Statement (or any amendment or supplement thereto) or in any offering circular or other document, as applicable.

                (c) Action against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of his indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the foregoing, the indemnified party or parties

                                ---50---
shall have the right to employ its own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying party parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry or any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section
11.3 or Section 11.4 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an any indemnified party.

                (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 11.3(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                                ---51---

        11.4    Contribution.  If the indemnification provided for in
Section 11.3 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to herein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one and the Investor on the other hand from the offering of the Common Stock pursuant to this Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(a) above but also the relative fault of the Company on the one hand and of the Investor on the other and in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Investor on the other hand in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective portions as the total proceeds from the offering of the Common Stock pursuant to this Agreement received by the Company from the Investor and the total profits received by the Investor upon the sale of such Common Stock bear to the aggregate public offering price.

        The relative fault of the Company on the one hand and the Investor on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined on a pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon

                                ---52---
any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 11.4, the Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Common Stock purchased by it and resold to the public exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 11.4, each person, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Investor, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

        11.5 General Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney's fees and expenses) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement.


        XII.

        MISCELLANEOUS

        12.1 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

        12.2 Survival: Severability. (a) The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. The indemnity and contribution agreements contained in Sections 11.3 and 11.4 hereof shall survive and remain operative and in full force and effect regardless of (i) any termination of this Agreement or of the Commitment Period, (ii) any investigation made by or on behalf of any indemnified party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Common Stock. In the event that any provision of this Agreement becomes

                                ---53---
or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

        12.3 Title and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        12.4 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg or any other reputable pricing service chosen by the Investor and reasonably acceptable to the Company.

        12.5 Effectiveness of the Agreement. This Agreement shall be effective as of the Effective Date.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

CRIPPLE CREEK SECURITIES L.L.C. IMMUNOMEDICS, INC.



By:                                          By:
Name:                                        Name:
Title:                                       Title:


                                ---54---

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